UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2016

Argos Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive Durham, North Carolina 27704
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On January 8, 2016, the Compensation Committee of the Board of Directors (the “Committee”) of Argos Therapeutics, Inc. (the “Company”), approved the payment of bonuses with respect to the year ended December 31, 2015 for director level employees and members of executive management, including the following amounts for the Company’s named executive officers:

-	Jeffrey D. Abbey, President and Chief Executive Officer: Bonus of $202,500, payable in the form of a restricted stock award for 90,401 shares of the Company’s common stock under the Company’s 2014 Stock Incentive Plan.
-	Charles Nicolette, Ph.D., Vice President of Research and Development and Chief Scientific Officer: Bonus of $108,875, payable in the form of a restricted stock award for 48,604 shares of the Company’s common stock under the Company’s 2014 Stock Incentive Plan.
-	Frederick Miesowicz, Ph.D., Vice President of Manufacturing and Chief Operating Officer: Bonus of $79,643, payable in the form of a restricted stock award for 35,554 shares of the Company’s common stock under the Company’s 2014 Stock Incentive Plan.

Each of the restricted stock awards noted above will be subject to a lapsing right of repurchase in favor of the Company, which will lapse with respect to 100% of the underlying shares on November 20, 2016, assuming such executive is still providing services to the Company on such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

By:	/s/ Jeffrey D. Abbey
Name:	Jeffrey D. Abbey
Title:	President and Chief Executive Officer

DATED: January 14, 2016